UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-17237	36-4147027

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4501 West 47th Street
Chicago, IL 60632
(Address of principal executive offices) (Zip Code)

(773) 890-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On August 16, 2005, senior management of Home Products International, Inc. (the “Company”) determined that the Company’s financial statements for the quarter ended April 2, 2005 and the fiscal year ended January 1, 2005, including the quarterly periods within that fiscal year (the “Financial Statements”), should no longer be relied on because the accounting treatment regarding a deferred tax liability related to goodwill and certain other adjustments were inaccurately reflected in those Financial Statements. This conclusion was reviewed with and agreed to by the Audit Committee of the Company’s Board of Directors. As a result, the Company determined it would be appropriate to restate the Financial Statements.
     Beginning in 2004, the Company accounted for its deferred tax liability related to goodwill as a reversing taxable temporary difference. Following Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the deferred tax liability related to the Company’s goodwill should have been considered as a liability related to an asset with an indefinite life which could not support the realization of deferred tax assets. Therefore, the Company will record additional deferred tax expense of $2.9 million, to increase its deferred tax valuation allowance for fiscal year 2004 and additional deferred tax expense of $0.7 million for the first quarter of fiscal year 2005. These non-cash adjustments have no impact on the Company’s compliance with covenants related to either its $60 million revolving credit facility of which $25.0 million was outstanding as of January 1, 2005 and $11.8 million as of April 2, 2005, its 9 5/8% Senior Subordinated Notes due 2008 of which $116 million was outstanding at January 1, 2005 and on April 2, 2005, or its payment of incentives to management. In conjunction with this restatement the Company will also make adjustments to correct errors that were identified in connection with the second quarter fiscal year 2005 close process related to its accounting for an operating lease and its accounting for its Mexico subsidiary. These adjustments are all non-cash entries but will reduce net income by $0.5 million for fiscal year 2004.
     The revised accounting treatment of the deferred tax liability related to goodwill will be reflected in the Company’s Quarterly Report on Form 10-Q for the second quarter ended July 2, 2005 to be filed with the Securities and Exchange Commission by August 22, 2005. The Company will file an amendment to its Annual Report on Form 10-K for the fiscal year ended January 1, 2005 to restate the 2004 Financial Statements shortly thereafter as well as an amendment to its Quarterly Report on Form 10-Q for the quarter ended April 2, 2005.
     The Company’s senior management and the Audit Committee of the Company’s Board of Directors have discussed the matters described in this Current Report on Form 8-K with KPMG LLP, independent registered public accounting firm.
     After reviewing the circumstances leading up to the restatement, the Company and the Audit Committee believe that the errors were inadvertent and unintentional. However, a review of the internal control processes in the area of income tax accounting indicate that the Company’s disclosure controls and procedures were not effective as of January 1, 2005 and through the date of this filing, because of a material weakness in internal control over financial reporting with respect to accounting for income taxes. Management has designed and is in the process of implementing certain improvements in its internal control over financial reporting to address the tax accounting error and will test these controls in subsequent accounting periods.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 22, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Registrant)
By:        /s/ Don Hotz
Name:   Don Hotz
Title:     Senior Vice President and Chief Financial Officer